Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Reports Second Quarter 2025 Results; Maintains Full Year 2025

Financial Guidance

–  LINZESS® (Iinaclotide) U.S. net sales of $248 million in Q2 2025; EUTRx demand growth of 10% year-over-year –

–  Plans to align with FDA on confirmatory Phase 3 trial design in Q4 2025 –

–  Progressing previously announced strategic alternatives review to maximize shareholder value –

BOSTON, Mass., August 7, 2025 — Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD), a biotechnology company developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases, today reported its second quarter 2025 results and recent business performance.

“In the second quarter, LINZESS delivered $248 million in U.S. net sales with robust EUTRx demand growth of 10% year-over-year. Additionally, LINZESS net price was in-line with our expectations for the quarter, further reinforcing our belief that we are on track to achieve our latest full year 2025 financial guidance. For apraglutide, we have been finalizing a confirmatory Phase 3 trial design and plan to align with the FDA in the fourth quarter,” said Tom McCourt, chief executive officer of Ironwood. “In parallel, we continue to evaluate all paths to increase shareholder value. We have two valuable assets, each of which we believe is worth more individually than our market cap today. We are actively progressing our strategic alternatives review process and look forward to providing an update as soon as possible.”

Second Quarter 2025 Financial Highlights1

(in thousands, except for per share amounts)

	Q2 2025	Q2 2024
Total revenue[2]	$85,239	$94,396
Total costs and expenses	39,918	69,419
GAAP net income (loss)[2]	23,599	(860)
GAAP net income (loss) – per share basic[2]	0.15	(0.01)
GAAP net income (loss) – per share diluted[2]	0.14	(0.01)
Adjusted EBITDA[2,3]	50,101	36,479
Non-GAAP net income[2]	23,623	1,508
Non-GAAP net income per share – basic[2]	0.15	0.00
Non-GAAP net income per share – diluted[2]	0.14	0.00

1 Refer to the Reconciliation of GAAP Results to Non-GAAP Financial Measures table and to the Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA table at the end of this press release. Refer to Non-GAAP Financial Measures for additional information.

2 Figures presented for the second quarter of 2024 include a $17.0 million adjustment to collaborative arrangements revenue, driven by a $30.0 million increase to collaborative arrangements revenue as a result of a gross-to-net change in estimate related to the year ended December 31, 2023, previously recorded by Ironwood in the first quarter of 2024, which was reflected in LINZESS U.S. net sales as reported by AbbVie in the second quarter of 2024. This was partially offset by a $13.0 million reduction to collaborative arrangements revenue in the second quarter of 2024, to reflect Ironwood’s estimate of LINZESS gross-to-net reserves as of June 30, 2024.

3Adjusted EBITDA is calculated by subtracting restructuring expenses, net interest expense, income taxes, depreciation and amortization and stock-based compensation, from GAAP net income (loss). The exclusion of stock-based compensation from Adjusted EBITDA represents an update to our definition of Adjusted EBITDA, effective in the first quarter of 2025. For comparison purposes, second quarter 2024 Adjusted EBITDA has also been updated to reflect this updated definition.

Second Quarter 2025 Corporate Highlights

Apraglutide

•	Apraglutide is a once weekly, long-acting synthetic glucagon-like peptide-2 (“GLP-2”) analog with the potential to treat a range of rare gastrointestinal diseases where GLP-2 can play a central role in addressing disease pathophysiology.

•	Ironwood is advancing apraglutide for short bowel syndrome (“SBS”) patients dependent on parenteral support (“PS”), a severe chronic malabsorptive condition. Ironwood believes apraglutide has the potential to improve the standard of care for adult patients with SBS who are dependent on PS as the first and only GLP-2 to achieve a statistically significant reduction in weekly parenteral support volume with once-weekly administration.

•	A recent and updated data analysis of ongoing long-term extension study, STARS Extend, demonstrated that more patients continue to wean off PS with longer exposure to apraglutide. As of January 2025, 34 total apraglutide-dosed patients have achieved and maintained enteral autonomy.

•	Following discussions with the U.S. Food and Drug Administration (“FDA”) in April 2025, the Company is finalizing a confirmatory apraglutide Phase 3 trial design for patients with SBS who are dependent on PS and plans to align with the FDA in the fourth quarter of 2025. Pending alignment with the FDA, Ironwood expects to initiate a confirmatory Phase 3 trial in the first half of 2026.

U.S. LINZESS

•	Prescription Demand: Total LINZESS prescription demand in the second quarter of 2025 was 58 million LINZESS capsules, a 10% increase compared to the second quarter of 2024, per IQVIA.

•	U.S. Brand Collaboration: LINZESS U.S. net sales are provided to Ironwood by its U.S. partner, AbbVie Inc. (“AbbVie”). LINZESS U.S. net sales were $248.0 million in the second quarter of 2025, a 17% increase compared to $211.2 million in the second quarter of 2024. Ironwood and AbbVie share equally in U.S. brand collaboration profits.

–	LINZESS U.S. net sales as reported by AbbVie in the second quarter of 2024 reflected the gross-to-net change in estimate related to the year ended December 31, 2023, which Ironwood previously accounted for in the first quarter of 2024 by recording a $30.0 million reduction to collaborative arrangements revenue.

–	LINZESS commercial margin was 69% in the second quarter of 2025, compared to 62% in the second quarter of 2024. See the U.S. LINZESS Full Brand Collaboration table at the end of this press release.

–	Net profit for the LINZESS U.S. brand collaboration, net of commercial and research and development (“R&D”) expenses, was $164.9 million in the second quarter of 2025, a 37% increase compared to $120.5 million in the second quarter of 2024. See the U.S. LINZESS Full Brand Collaboration table at the end of this press release.

•	Collaboration Revenue to Ironwood: Ironwood recorded $85.7 million in collaboration revenue in the second quarter of 2025 related to sales of LINZESS in the U.S., a 6% decrease compared to $91.4 million for the second quarter of 2024. See the U.S. LINZESS Commercial Collaboration table at the end of the press release.

–	Second quarter of 2024 collaboration revenue to Ironwood includes a $17.0 million adjustment, driven by a $30.0 million increase to collaborative arrangements revenue as a result of a gross-to-net change in estimate related to the year ended December 31, 2023, previously recorded by Ironwood in the first quarter of 2024, which was reflected in LINZESS U.S. net sales as reported by AbbVie in the second quarter of 2024. This was partially offset by a $13.0 million reduction to collaborative arrangements revenue in the second quarter of 2024, to reflect Ironwood’s estimate of LINZESS gross-to-net reserves as of June 30, 2024.

Corporate Updates

•	Ironwood is progressing its engagement with Goldman Sachs & Co. LLC to evaluate strategic alternatives for the company and plans to provide an update as soon as possible.

Second Quarter 2025 Financial Results

•	Total Revenue. Total revenue in the second quarter of 2025 was $85.2 million, compared to $94.4 million in the second quarter of 2024.

–	Total revenue in the second quarter of 2025 consisted of $85.7 million associated with Ironwood’s share of the net profits from the sales of LINZESS in the U.S., and ($0.5) million in royalties and other revenue. Total revenue in the second quarter of 2024 consisted of $91.4 million associated with Ironwood’s share of the net profits from the sales of LINZESS in the U.S., and $3.0 million in royalties and other revenue.

•	Total Costs and Expenses. Total costs and expenses in the second quarter of 2025 were $39.9 million, compared to $69.4 million in the second quarter of 2024.

–	Total costs and expenses in the second quarter of 2025 consisted of $16.8 million in selling, general and administrative (“SG&A”) expenses, $23.4 million in R&D expenses and ($0.3) million of restructuring expenses. Total costs and expenses in the second quarter of 2024 consisted of $37.0 million in SG&A expenses, $30.4 million in R&D expenses, and $2.1 million in restructuring expenses.

•	Interest Expense. Interest expense was $8.4 million in the second quarter of 2025, in connection with Ironwood’s convertible senior notes and revolving credit facility. Interest expense was $7.5 million in the second quarter of 2024, in connection with Ironwood’s convertible senior notes and revolving credit facility.

•	Interest and Investment Income. Interest and investment income was $0.8 million in the second quarter of 2025. Interest and investment income was $1.4 million in the second quarter of 2024.

•	Other. Other income was insignificant in the second quarter of 2025 and pertained to a gain recorded for pension-related activities.

•	Income Tax Expense. Ironwood recorded $14.2 million of income tax expense in the second quarter of 2025, the majority of which was non-cash, as Ironwood continues to utilize net operating losses to offset taxable income for federal purposes and in many states. Ironwood recorded $19.7 million of income tax expense in the second quarter of 2024, the majority of which was non-cash, as Ironwood continued to utilize net operating losses to offset taxable income for federal purposes and in many states.

•	GAAP Net Income (Loss). GAAP net income was $23.6 million, or $0.15 per share (basic) and $0.14 per share (diluted) in the second quarter of 2025, compared to GAAP net loss of ($0.9) million, or ($0.01) per share (basic and diluted) in the second quarter of 2024.

•	Non-GAAP Net Income. Non-GAAP net income was $23.6 million, or $0.15 per share (basic) and $0.14 per share (diluted), in the second quarter of 2025, compared to non-GAAP net income of $1.5 million, or $0.00 per share (basic and diluted), in the second quarter of 2024.

–	Non-GAAP net income excludes the impact of amortization of acquired intangible assets, restructuring expenses and acquisition-related costs, all net of tax effect. See Non-GAAP Financial Measures below.

•	Adjusted EBITDA. Adjusted EBITDA was $50.1 million in the second quarter of 2025, compared to $36.5 million in the second quarter of 2024.

–	Adjusted EBITDA is calculated by subtracting stock-based compensation, restructuring expenses, net interest expense, income taxes, depreciation and amortization, and acquisition-related costs, from GAAP net loss. See Non-GAAP Financial Measures below.

•	Cash Flow Highlights. Ironwood ended the second quarter of 2025 with $92.9 million of cash and cash equivalents, compared to $88.6 million of cash and cash equivalents at the end of 2024.

–	Ironwood used $15.1 million in cash from operations in the second quarter of 2025, compared to $33.5 million in cash generated from operations in the second quarter of 2024.

•	Ironwood 2025 Financial Guidance. Ironwood continues to expect:

2025 Guidance (August 2025)
U.S. LINZESS Net Sales	$800 - $850 million High single digit prescription demand growth, more than offset by expected price erosion due to Medicare Part D redesign
Total Revenue[1]	$260 - $290 million
Adjusted EBITDA[2]	>$105 million

1 Ironwood’s U.S. collaborative arrangements revenue includes reimbursement from AbbVie for a portion of Ironwood’s commercial expenses related to sales of LINZESS in the U.S. The FY2025 total revenue guidance accounts for the impact of the reduction to Ironwood’s commercial expenses and corresponding reimbursement from AbbVie due to Ironwood’s strategic reorganization announced in January 2025.

2 Adjusted EBITDA is calculated by subtracting restructuring expenses, net interest expense, income taxes, depreciation and amortization and stock-based compensation, from GAAP net income. The exclusion of stock-based compensation from Adjusted EBITDA represents an update to our definition of Adjusted EBITDA, effective in the first quarter of 2025. For purposes of this guidance, we have assumed that Ironwood will not incur material expenses related to business development activities in 2025. Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period. Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.

Non-GAAP Financial Measures

Ironwood presents non-GAAP net income (loss) and non-GAAP net income (loss) per share to exclude amortization of acquired intangible assets, restructuring expenses, and acquisition-related costs, all net of tax effect. Non-GAAP adjustments are further detailed below:

•	Amortization of acquired intangible assets are non-cash expenses arising in connection with the acquisition of VectivBio and are considered to be non-recurring.

•	Restructuring expenses are considered to be a non-recurring event as they are associated with distinct operational decisions. Restructuring expenses include costs associated with exit and disposal activities.

•	Acquisition-related costs in connection with the acquisition of VectivBio are considered to be non-recurring and include direct and incremental costs associated with the acquisition and integration of VectivBio to the extent such costs were not classified as capitalizable transaction costs attributed to the cost of net assets acquired through acquisition accounting.

Ironwood also presents adjusted EBITDA, a non-GAAP measure, as well as guidance on adjusted EBITDA. Adjusted EBITDA is calculated by subtracting stock-based compensation, restructuring expenses, net interest expense, income taxes, depreciation and amortization, and acquisition-related costs from GAAP net income. The adjustments are made on a similar basis as described above related to non-GAAP net income (loss), as applicable.

Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. For a reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share to GAAP net income (loss) and GAAP net income (loss) per share, respectively, and for a reconciliation of adjusted EBITDA to GAAP net income (loss), please refer to the tables at the end of this press release.

Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD) is a biotechnology company developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases. Ironwood is advancing apraglutide, a next-generation, long-acting synthetic GLP-2 analog being developed for short bowel syndrome patients who are dependent on parenteral support. In addition, Ironwood has been a pioneer in the development of LINZESS® (linaclotide), the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). LINZESS is also approved for the treatment of functional constipation in pediatric patients ages 6-17 years old. Building upon our history of innovation, we keep patients at the heart of our R&D and commercialization efforts to reduce the burden of diseases and address significant unmet needs.

Founded in 1998, Ironwood Pharmaceuticals is headquartered in Boston, Massachusetts, with a site in Basel, Switzerland.

We routinely post information that may be important to investors on our website at www.ironwoodpharma.com. In addition, follow us on X and on LinkedIn.

About LINZESS (Linaclotide)

LINZESS® is the #1 prescribed brand in the U.S. for the treatment of adult patients with irritable bowel syndrome with constipation (“IBS-C”) or chronic idiopathic constipation (“CIC”), based on IQVIA data. LINZESS is a once-daily capsule that helps relieve the abdominal pain, constipation, and overall abdominal symptoms of bloating, discomfort and pain associated with IBS-C, as well as the constipation, infrequent stools, hard stools, straining, and incomplete evacuation associated with CIC. LINZESS relieves constipation in children and adolescents aged 6 to 17 years with functional constipation. The recommended dose is 290 mcg for IBS-C patients and 145 mcg for CIC patients, with a 72 mcg dose approved for use in CIC depending on individual patient presentation or tolerability. In children with functional constipation aged 6 to 17 years, the recommended dose is 72 mcg.

LINZESS is not a laxative; it is the first medicine approved by the FDA in a class called GC-C agonists. LINZESS contains a peptide called linaclotide that activates the GC-C receptor in the intestine. Activation of GC-C is thought to result in increased intestinal fluid secretion and accelerated transit and a decrease in the activity of pain-sensing nerves in the intestine. The clinical relevance of the effect on pain fibers, which is based on nonclinical studies, has not been established.

In the United States, Ironwood and AbbVie co-develop and co-commercialize LINZESS for the treatment of adults with IBS-C or CIC. In Europe, AbbVie markets linaclotide under the brand name CONSTELLA® for the treatment of adults with moderate to severe IBS-C. In Japan, Ironwood's partner, Astellas, markets linaclotide under the brand name LINZESS for the treatment of adults with IBS-C or CIC. Ironwood also has partnered with AstraZeneca for development and commercialization of LINZESS in China, and with AbbVie for development and commercialization of linaclotide in all other territories worldwide.

LINZESS Important Safety Information

INDICATIONS AND USAGE

LINZESS® (linaclotide) is indicated for the treatment of both irritable bowel syndrome with constipation (IBS-C) and chronic idiopathic constipation (CIC) in adults and functional constipation (FC) in children and adolescents 6 to 17 years of age. It is not known if LINZESS is safe and effective in children with FC less than 6 years of age or in children with IBS-C less than 18 years of age.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF SERIOUS DEHYDRATION IN PEDIATRIC PATIENTS LESS THAN 2 YEARS OF AGE

LINZESS is contraindicated in patients less than 2 years of age. In nonclinical studies in neonatal mice, administration of a single, clinically relevant adult oral dose of linaclotide caused deaths due to dehydration.

Contraindications

•	LINZESS is contraindicated in patients less than 2 years of age due to the risk of serious dehydration.

•	LINZESS is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.

Warnings and Precautions

•	LINZESS is contraindicated in patients less than 2 years of age. In neonatal mice, linaclotide increased fluid secretion as a consequence of age-dependent elevated guanylate cyclase (GC-C) agonism, which was associated with increased mortality within the first 24 hours due to dehydration. There was no age dependent trend in GC-C intestinal expression in a clinical study of children 2 to less than 18 years of age; however, there are insufficient data available on GC-C intestinal expression in children less than 2 years of age to assess the risk of developing diarrhea and its potentially serious consequences in these patients.

Diarrhea

•	In adults, diarrhea was the most common adverse reaction in LINZESS-treated patients in the pooled IBS-C and CIC double-blind placebo-controlled trials. The incidence of diarrhea was similar in the IBS-C and CIC populations. Severe diarrhea was reported in 2% of 145 mcg and 290 mcg LINZESS-treated patients and in <1% of 72 mcg LINZESS-treated CIC patients.

•	In children and adolescents 6 to 17 years of age, diarrhea was the most common adverse reaction in 72 mcg LINZESS-treated patients in the FC double-blind placebo-controlled trial. Severe diarrhea was reported in <1% of 72 mcg LINZESS treated patients. If severe diarrhea occurs, dosing should be suspended and the patient rehydrated.

Common Adverse Reactions (incidence ≥2% and greater than placebo)

•	In IBS-C or CIC adult patients: diarrhea, abdominal pain, flatulence, and abdominal distension.

•	In FC pediatric patients: diarrhea.

Please see full Prescribing Information including Boxed Warning:

https://www.rxabbvie.com/pdf/linzess_pi.pdf

LINZESS® and CONSTELLA® are registered trademarks of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this press release are the property of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s ability to execute on its mission; Ironwood’s strategy, business, financial position and operations; Ironwood’s ability to drive growth and profitability; the commercial potential of LINZESS; Ironwood’s financial performance and results, and guidance and expectations related thereto; LINZESS prescription demand growth, LINZESS U.S. net sales, total revenue and adjusted EBITDA in 2025; our plan to align with FDA on confirmatory Phase 3 trial design and expectation to initiate such trial, and the timing thereof; our belief that each of our two valuable assets is worth more individually than our market cap today; the status of the strategic alternatives review and timing to provide an update. These forward-looking statements speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide and apraglutide, and our other product candidates; the risk of uncertainty relating to pricing and reimbursement policies in the U.S., which, if not favorable for our products, could hinder or prevent our products’ commercial success; the risk that clinical programs and studies, including for linaclotide pediatric programs and apraglutide, may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our completed nonclinical studies and clinical trials may not be replicated in later trials and earlier-stage clinical trials may not be predictive of the results we may obtain in later-stage clinical trials or of the likelihood of regulatory approval; the risk that apraglutide will not be approved by the FDA or other regulatory agencies; the risk of competition or that new products may emerge that provide different or better alternatives for treatment of the conditions that our products are approved to treat; the risk that we are unable to execute on our strategy to in-license externally developed products or product candidates; the risk that we are unable to successfully partner with other companies to develop and commercialize products or product candidates; the risk that healthcare reform and other governmental and private payor initiatives may have an adverse effect upon or prevent our products’ or product candidates’ commercial success; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the commercial and therapeutic opportunities for LINZESS, apraglutide or our other product candidates are not as we expect; decisions by regulatory and judicial authorities; the risk we may never get additional patent protection for linaclotide, apraglutide and other product candidates, that patents for linaclotide, apraglutide or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the risk that the development of any of our linaclotide pediatric programs and/or apraglutide is not successful or that any of our product candidates does not receive regulatory approval or is not successfully commercialized; outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood’s or AbbVie’s accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that our indebtedness could adversely affect our financial condition or restrict our future operations; the risk that our activities to explore potential strategic alternatives may not result in any transaction or maximize shareholder value; the risk that our Class A Common Stock may be delisted from the Nasdaq Global Select Market if we fail to regain compliance with the continued listing requirements of Nasdaq, and therefore, the ability to access the capital markets could be negatively impacted; and the risks listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent Securities and Exchange Commission filings.

Company contact:
Greg Martini

Chief Financial Officer
gmartini@ironwoodpharma.com

Investors:
Precision AQ (formerly Stern Investor Relations)
Stephanie Ascher
Stephanie.Ascher@precisionaq.com

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$92,852	$88,559
Accounts receivable, net	86,172	81,886
Prepaid expenses and other current assets	12,729	11,923
Total current assets	191,753	182,368
Property and equipment, net	3,929	4,495
Operating lease right-of-use assets	10,201	11,028
Intangible assets, net	2,453	2,860
Deferred tax assets	129,459	144,234
Other assets	5,151	5,923
Total assets	$342,946	$350,908
Liabilities and stockholders’ deficit
Accounts payable	$1,389	$2,127
Accrued research and development costs	4,551	6,681
Accrued expenses and other current liabilities	24,033	26,849
Current portion of operating lease liabilities	3,220	3,189
Current portion on convertible senior notes	199,332	-
Total current liabilities	232,525	38,846
Operating lease obligations, net of current portion	11,117	12,304
Convertible senior notes, net of current portion	-	198,988
Revolving credit facility	385,000	385,000
Other liabilities	22,466	17,105
Total stockholders’ deficit	(308,162)	(301,335)
Total liabilities and stockholders’ deficit	$342,946	$350,908

Condensed Consolidated Statements of Income (Loss)

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total revenues [1]	$85,239	$94,396	$126,382	$169,273

Costs and expenses:

Research and development	23,373	30,388	50,805	56,203

Selling, general and administrative	16,795	36,964	41,055	74,569
Restructuring	(250)	2,067	18,309	2,504
Total costs and expenses	39,918	69,419	110,169	133,276
Income from operations	45,321	24,977	16,213	35,997
Other income (expense):

Interest expense and other financing costs	(8,356)	(7,470)	(16,426)	(14,701)

Interest and investment income	818	1,369	1,687	2,538
Other	39	-	76	-
Other income (expense), net	(7,499)	(6,101)	(14,663)	(12,163)
Income before income taxes	37,822	18,876	1,550	23,834
Income tax expense	(14,223)	(19,736)	(15,337)	(28,856)
GAAP net income (loss)[1]	$23,599	$(860)	$(13,787)	$(5,022)

GAAP net income (loss) per share—basic	$0.15	$(0.01)	$(0.09)	$(0.03)

GAAP net income (loss) per share—diluted	$0.14	$(0.01)	$(0.09)	$(0.03)

1 Figures presented for the three and six months ended June 30, 2024 include a $17.0 million increase and $13.0 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of June 30, 2024.

Reconciliation of GAAP Results to Non-GAAP Financial Measures

(In thousands, except per share amounts) (unaudited)

A reconciliation between net income (loss) on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income (loss)	$23,599	$(860)	$(13,787)	$(5,022)
Adjustments:
Amortization of acquired intangible assets	204	204	407	409
Restructuring expenses	(250)	2,067	18,309	2,504
Acquisition-related costs	-	359	-	1,146
Tax effect of adjustments	70	(262)	(4,533)	(461)
Non-GAAP net income (loss)[1]	$23,623	$1,508	$396	$(1,424)

1 Figures presented for the three and six months ended June 30, 2024 include a $17.0 million increase and $13.0 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of June 30, 2024.

A reconciliation between basic net income (loss) per share on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net income (loss) per share – basic	$0.15	$(0.01)	$(0.09)	$(0.03)

Plus: Net income (loss) per share – basic	-	-	-	-
Adjustments to GAAP net income per share (as detailed above)	-	0.01	0.09	0.02
Non-GAAP net income (loss) per share – basic	$0.15	$-	$-	$(0.01)

Weighted average number of common shares used to calculate net income (loss) per share — basic	161,723	159,014	161,350	158,357

A reconciliation between diluted net income (loss) per share on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net income (loss) per share – diluted	$0.14	$(0.01)	$(0.09)	$(0.03)

Plus: Net income (loss) per share – diluted	-	-	-	-
Adjustments to GAAP net income per share (as detailed above)	-	0.01	0.09	0.02
Non-GAAP net income (loss) per share – diluted	$0.14	$-	$-	$(0.01)

Weighted average number of common shares used to calculate net income (loss) per share — diluted	176,837	159,014	161,350	158,357

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands)

(unaudited)

A reconciliation of GAAP net income (loss) to adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income (loss)[2]	$23,599	$(860)	$(13,787)	$(5,022)
Adjustments:
Stock-based compensation	4,524	8,570	9,815	16,955
Restructuring expenses	(250)	2,067	18,309	2,504
Interest expense	8,356	7,470	16,426	14,701
Interest and investment income	(818)	(1,369)	(1,687)	(2,538)
Income tax expense	14,223	19,736	15,337	28,856
Depreciation and amortization	467	506	946	1,019
Acquisition-related costs	-	359	-	1,146
Adjusted EBITDA[1,2]	$50,101	$36,479	$45,359	$57,621

1 Adjusted EBITDA is calculated by subtracting restructuring expenses, net interest expense, income taxes, depreciation and amortization and stock-based compensation, from GAAP net income. The exclusion of stock-based compensation from Adjusted EBITDA represents an update to our definition of Adjusted EBITDA, effective in the first quarter of 2025. For comparison purposes, second quarter 2024 Adjusted EBITDA has also been updated to reflect this updated definition.

2 Figures presented for the three and six months ended June 30, 2024 include a $17.0 million increase and $13.0 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of June 30, 2024.

U.S. LINZESS Commercial Collaboration1

Revenue/Expense Calculation

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
LINZESS U.S. net sales as reported by AbbVie[2]	$248,001	$211,183	$386,478	$467,783
AbbVie & Ironwood commercial costs, expenses and other discounts[3]	76,886	80,950	143,793	154,312
Commercial profit on sales of LINZESS	$171,115	$130,233	$242,685	$313,471
Commercial Margin[4]	69%	62%	63%	67%

Ironwood’s share of net profit	85,558	65,117	121,343	156,736
Reimbursement for Ironwood’s commercial expenses[5]	125	9,298	3,108	19,394
Adjustment for Ironwood’s estimate of LINZESS gross-to-net reserves	-	17,000	-	(13,000)
Ironwood’s U.S. collaborative arrangements revenue[6]	$85,683	$91,415	$124,451	$163,130

1 Ironwood collaborates with AbbVie on the development and commercialization of linaclotide in North America. Under the terms of the collaboration agreement, Ironwood receives 50% of the net profits and bears 50% of the net losses from the commercial sale of LINZESS in the U.S. The purpose of this table is to present calculations of Ironwood’s share of net profit (loss) generated from the sales of LINZESS in the U.S. and Ironwood’s collaboration revenue/expense; however, the table does not present the research and development expenses related to LINZESS in the U.S. that are shared equally between the parties under the collaboration agreement. Please refer to the table at the end of this press release for net profit for the U.S. LINZESS brand collaboration with AbbVie.

2 LINZESS net sales are recognized using AbbVie’s revenue recognition accounting policies and reporting conventions. As a result, certain rebates and discounts are classified as LINZESS U.S. commercial costs, expenses and other discounts within Ironwood’s calculation of collaborative arrangements revenue.

3 Includes certain discounts recognized and cost of goods sold incurred by AbbVie; also includes commercial costs incurred by AbbVie and Ironwood that are attributable to the cost-sharing arrangement between the parties.

4 Commercial margin is defined as commercial profit on sales of LINZESS as a percent of total LINZESS U.S. net sales.

5 Year-over-year decrease reflects impact of the reduction to Ironwood’s commercial expenses and corresponding reimbursement from AbbVie due to Ironwood’s strategic reorganization announced in January 2025.

6 Figures presented for the three and six months ended June 30, 2024 include a $17.0 million increase and $13.0 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of June 30, 2024.

US LINZESS Full Brand Collaboration1

Revenue/Expense Calculation

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
LINZESS U.S. net sales as reported by AbbVie[2]	$248,001	$211,183	$386,478	$467,783
AbbVie & Ironwood commercial costs, expenses and other discounts[3]	76,886	80,950	143,793	154,312
AbbVie & Ironwood R&D Expenses[4]	6,241	9,736	11,919	17,372
Total net profit on sales of LINZESS	$164,874	$120,497	$230,766	$296,099

1 Ironwood collaborates with AbbVie on the development and commercialization of linaclotide in North America. Under the terms of the collaboration agreement, Ironwood receives 50% of the net profits and bears 50% of the net losses from the commercial sale of LINZESS in the U.S. The purpose of this table is to present calculations of the total net profit (loss) generated from the sales of LINZESS in the U.S., including the commercial costs and expenses and the research and development expenses related to LINZESS in the U.S. that are shared equally between the parties under the collaboration agreement.

2 LINZESS net sales are recognized using AbbVie’s revenue recognition accounting policies and reporting conventions. As a result, certain rebates and discounts are classified as LINZESS U.S. commercial costs, expenses and other discounts within Ironwood’s calculation of collaborative arrangements revenue.

3 Includes certain discounts recognized and cost of goods sold incurred by AbbVie; also includes commercial costs incurred by AbbVie and Ironwood that are attributable to the cost-sharing arrangement between the parties.

4 Expenses related to LINZESS in the U.S. are shared equally between Ironwood and AbbVie under the collaboration agreement.